EXHIBIT 1.1
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                               Asset-Backed Notes

                           ML ASSET BACKED CORPORATION
                                    Depositor

                             UNDERWRITING AGREEMENT
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                                                                    June 8, 2007
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Four World Financial Center
North Tower
New York, New York 10080

Dear Sirs:

     ML Asset Backed Corporation, a Delaware corporation (the "Depositor"), proposes, from time to time, to form one or more special purpose entities (each, a "Trust") which will issue up to $3,000,000,000 aggregate principal amount of securities entitled "Asset Backed Notes" (the "Notes", which may be referred to herein as the "Offered Securities") in one or more series (each, a "Series") under the terms and conditions contained herein and in the applicable Terms Agreement (as hereinafter defined). The property of each Trust may consist primarily of, among other things, (i) a pool of motor vehicle installment sale contracts and loans (the "Loans") for the purchase of new and used automobiles, minivans, sport utility vehicles, light-duty trucks, motorcycles or commercial vehicles financed thereby (the "Financed Vehicles"), (ii) certain monies due under the Loans, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a sale and servicing agreement (the "Sale and Servicing Agreement"), among the Trust, the Depositor, U.S. Bank National Association, as master servicer (in such capacity, the "Servicer") and HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee"), pursuant to which the Loans and other property of the Depositor will be sold to the Trust and the Loans will be serviced by the Servicer and (vi) all proceeds of the foregoing.

     Each offering of Offered Securities will be made through Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and other underwriters (collectively, the "Underwriters") for whom Merrill Lynch is acting as representative (the "Representative"). Whenever the Depositor determines to form a Trust and to make an offering of Offered Securities, it will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Offered Securities to, and the purchase and offering thereof by, the Underwriters who execute the Terms Agreement, or have authorized the Representative to enter into such Terms Agreement on their behalf, and agree thereby to become obligated to purchase such Offered Securities from the Depositor. Such Terms Agreement shall specify, among other things, principal balance, notional amount or stated principal balance of each related class or subclass to be issued and their terms not otherwise specified in the Sale and Servicing Agreement, the price at which such Offered Securities are to be purchased by the Underwriters from the Depositor, the aggregate amount of Offered Securities to be purchased by each Underwriter that is a party to such Terms Agreement, and the initial public offering price or the method by which the price at



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which such Offered Securities are to be sold will be determined. The Terms
Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Representative and the Depositor.

     Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the related Underwriters. Except as otherwise required by the context, all references herein to a Terms Agreement, Closing Time, Time of Sale, Receivables Purchase Agreement, Indenture, Trust Agreement, Sale and Servicing Agreement, Administration Agreement, Trust, Underwriter or Underwriters and Loans shall refer to the Terms Agreement, Closing Time, Receivables Purchase Agreement, Indenture, Trust Agreement, Sale and Servicing Agreement, Administration Agreement, Trust, Underwriter or Underwriters and Loans, as the case may be, relating to the related offering of Offered Securities.

     Each Series of Notes will be issued pursuant to an indenture (each, an "Indenture"), among the Trust, U.S. Bank National Association, as securities administrator (the "Securities Administrator") and the Indenture Trustee. Each Note will represent an obligation of the Trust. Pursuant to an administration agreement (each, an "Administration Agreement"), among the Depositor, Merrill Lynch Bank USA ("MLBUSA"), as administrator (in such capacity, the "Administrator"), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations of the Trust under the Indenture. Pursuant to the Indenture, the Trust property will be held by the Indenture Trustee on behalf of the holders of the Notes. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be.

     Each Trust will be created pursuant to a trust agreement (each, a "Trust Agreement"), among the Depositor and U.S. Bank Trust National Association as trustee (the "Owner Trustee"). Each Trust may issue Certificates under the Trust Agreement and each Certificate will evidence a fractional undivided interest in the Trust and will be subordinated to the Notes to the extent described in the Indenture and Trust Agreement.

     The Terms Agreement, Indenture, Trust Agreement, Administration Agreement, Sale and Servicing Agreement, the receivables purchase agreement (the "Receivables Purchase Agreement"), between the MLBUSA, as seller, and the Depositor, as purchaser, and the spread account agreement, if any, (the "Spread Account Agreement"), among the Trust and the Indenture Trustee are referred to herein collectively as the "Basic Documents."

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-139130) covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement, as amended at the date hereof, has become effective and the offering thereof from time to time in accordance with Rule 415 under rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"). Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B of the Securities Act Regulations, is referred to in this Agreement as the "Registration Statement." The Depositor proposes to file



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with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule
424(b)") a supplement (such supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, together with any amendment thereof or supplement thereto, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the "Basic Prospectus") relating to the Offered Securities and the method of distribution thereof. The Basic Prospectus and the Prospectus Supplement are hereinafter referred to as the "Prospectus."

     Prior to the date and time of the first Contract of Sale (within the meaning of Rule 159 under the Securities Act for the Offered Securities designated in the Terms Agreement (the "Time of Sale"), the Depositor prepared a preliminary prospectus (subject to completion). As used herein, "Preliminary Prospectus" means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as such preliminary Prospectus may be amended or supplemented), which has been prepared and delivered by the Depositor to the Underwriters in accordance with the provisions hereof.

     For the purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). In addition, for purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any information regarding "static pools" that is set forth therein or incorporated therein by reference but is deemed not to be a part of any prospectus or registration statement pursuant to Item 1105(d) of Regulation AB.

     All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus as the case may be.

     Section 1. Representations and Warranties.

     (a) Representations and Warranties by the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof, as of the date of the Terms Agreement and as of the Closing Time referred to in the Terms Agreement, and agrees with the Underwriters, as follows:


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          (i)   Compliance with Registration Requirements. The Depositor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Securities and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act, has been filed with the Commission. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          At the most recent time the Registration Statement and any post-effective amendment thereto became effective and at Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Preliminary Prospectus, at the Time of Sale and at the Closing Time, neither the Preliminary Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear in the final Prospectus but not in the Preliminary Prospectus). At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Prospectus or that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the 1939 Act.

          The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Offered Securities will, at the time of such delivery, be identical to any electronically transmitted


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     copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          Other than the Preliminary Prospectus and the Prospectus, the Depositor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication", including any "free writing prospectus", (each as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of any offer to buy the Offered Securities.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations").

          (iii) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to such entity and (C) there has been no material adverse change in the Financial Statements.

          (iv) Due Organization of the Depositor. The Depositor has been duly formed and is validly existing as a corporation under the laws of the State of Delaware; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under this Agreement, each Basic Document to which it is a party and the Securities; and the Depositor is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change or have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party.

          (v) Authorization of Agreement. This Agreement has been, and each Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Depositor.

          (vi) Authorization of Basic Documents. As of the Closing Time, each of the Basic Documents to which the Depositor is a party has been, or will have been, duly authorized, executed and delivered by such entity, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and


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     binding agreement of the Depositor, enforceable against such entity in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (vii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed, issued and delivered and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein and in the Terms Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (viii) Issuance of the Certificates. The Certificates have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (ix) Description of the Offered Securities and Basic Documents. The Offered Securities and each of the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

          (x) Absence of Defaults and Conflicts. The Depositor is not in violation of its organizational or charter documents or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party; and the execution, delivery and performance by the Depositor of this Agreement, each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein, in the Registration Statement or in the Prospectus and compliance with its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") upon any of its property or assets pursuant to the Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or


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     in the aggregate, will not result in a Material Adverse Change and would not have a material adverse effect on its ability to perform its obligations under the Basic Documents to which it is a party, nor will such action result in any violation of the provisions of its charter or organizational documents or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor.

          (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably to expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect its properties or assets or the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or the performance of its obligations hereunder and thereunder; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

          (xii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance or the offering and sale of the Offered Securities, (B) the execution, delivery and performance by the Depositor of this Agreement or any Basic Document to which it is a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

          (xiv) Possession of Licenses and Permits. The Depositor possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Change; all of the Governmental Licenses are valid and in full


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     force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change or would render a material portion of the Loans unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change, would have a material adverse effect on its ability to perform its obligations under each Basic Document to which it is a party or would render a material portion of the Loans unenforceable.

          (xv) Title to Loans; Payment of Fees. As of the Closing Time, the Trust will have good and marketable title to, and will be the sole owner of each Loan free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture; all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Loans, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor or the Seller.

          (xvi) Investment Company Act. The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvii) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Basic Document to which it is a party are true and correct in all material respects and are hereby restated for the benefit of the Underwriters and incorporated by reference herein with the same effect as if set forth in full herein.

     (b) Officer's Certificates. Any certificate signed by any officer of the Depositor or any of its respective Affiliates (as defined below) and delivered at the Closing Time to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term "Affiliate" or "Affiliates" shall have the meaning assigned by Rule 501(b) under the Securities Act Regulations.

     Section 2. Sale and Delivery to the Underwriters; Closing.

     (a) Purchase of the Offered Securities. The several commitments of the Underwriters to purchase the Offered Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for the Offered Securities shall be made at the offices of Sidley Austin LLP in New York, New York or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 A.M. (New York time) on the date set forth in the applicable Terms Agreement, or such other time not later than five business days after such date as shall be agreed upon by the


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Representative and the Depositor (such date and time of payment and delivery being called the "Closing Time").

     The Offered Securities will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Securities will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Offered Securities shall be made available for examination by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

     Delivery of the Offered Securities shall be made against payment of the purchase price by wire transfer of immediately available funds to a bank account designated by the Depositor.

     Section 3. Covenants of the Depositor. The Depositor covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations. During the period when a prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Notes (the "Prospectus Delivery Period"), the Depositor will notify you immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event which, in the judgment of the Depositor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain as soon as possible the lifting thereof.

          (b) Filing of Amendments. Prior to the termination of the offering of the Offered Securities, the Depositor will not file any amendment to the Registration Statement or any amendment, supplement or revision to either the Preliminary Prospectus or to the Prospectus, unless the Depositor has furnished you a copy for your review prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you shall reasonably object. Subject to the foregoing sentence, the Depositor will effect the filings required under Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424(b) were each received for filing by the Commission and, in the event that either

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     was not, it will promptly file the Preliminary Prospectus or the
     Prospectus, as applicable, and in each case will provide evidence satisfactory to you of such timely filing.

          (c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Depositor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Offered Securities as contemplated in this Agreement and the Basic Documents and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Offered Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Depositor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Terms Agreement; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Offered Securities have been so qualified, the Depositor will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Terms Agreement. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Offered Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

          (g) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security-holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Reports, Statements and Certificates. So long as any Offered Securities are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters associated therewith, as soon as copies become available, copies of (i) each payment date certificate delivered to the Indenture Trustee pursuant to the Indenture, (ii) the annual statements of compliance, annual independent certified public accountants' reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee and (iii) such other information concerning the Depositor, the Trust or the Offered Securities as the Underwriters may reasonably request from time to time.

          (j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

     Section 4. Payment of Expenses.

     (a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement and the Terms Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, the Terms Agreement, any agreement among the Underwriters, each Basic Document and such other documents as may be required in connection with the issuance, offering, purchase, sale or delivery of the Offered Securities, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates in connection with the transactions contemplated by this Agreement, (v) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, any Term Sheet, the Prospectus and any amendments on supplements thereto, (vii) the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, and (viii) any fees payable to Moody's Investors Service, Inc. ("Moody's"), Fitch Ratings ("Fitch") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's, and together with Moody's and Fitch, the "Rating Agencies") in connection with the rating of the Offered Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 11(a), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Depositor contained in Section 1 or in certificates of any officer of the Depositor or any of its Affiliates delivered pursuant to a Terms Agreement or the provisions hereof, to the performance by the Depositor of its covenants and other obligations hereunder and to the following additional conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Offered Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b) Accountants' Comfort Letter. At the Closing Time, the Underwriters, the Depositor shall have received from Deloitte & Touche a letter or letters dated as of the Closing Time, in form and substance as previously agreed to by the Underwriters and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial, statistical and other information contained in the Preliminary Prospectus and the Prospectus.

          (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change with respect to the Depositor, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of authorized officers of the Depositor, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of such Closing Time and (iii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (d) Opinion of Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

               (i) The Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Basic Documents to which it is a party.

               (ii) The Notes, the Sale and Servicing Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

               (iii) Assuming that the Sale and Servicing Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Depositor and the Master Servicer, enforceable against the Depositor and the Master Servicer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (iv) Assuming that the Administration Agreement has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Administrator, enforceable against the Administrator in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (v) Assuming that the Indenture has been duly authorized, executed and delivered by the parties thereto, it constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (vi) Assuming that the Receivables Purchase Agreement has been duly authorized, executed and delivered by the parties thereto, each constitutes a valid and binding agreement of each of the Seller and the Depositor, enforceable against each of the Seller and the Depositor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law and with respect to rights of indemnity under the Receivables Purchase Agreement, limitations of public policy under applicable laws;

               (vii) This Agreement has been duly authorized, executed and delivered by the Depositor;

               (viii) Assuming that the Notes have been duly and validly authorized, executed and authenticated in the manner contemplated in the Indenture, when delivered and paid for, the Notes will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits of the Indenture, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (ix) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Issuer is not required to be registered under the 1940 Act; and

               (x) The Indenture has been duly qualified under the Trust Indenture Act.


          Such counsel shall have endeavored to see that the Registration Statement and the Prospectus comply with the Securities Act and the rules and regulations of the Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but such counsel cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained therein. Nothing, however, shall have come to such counsel's attention that has caused such counsel to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Preliminary Prospectus, as of the date of the related preliminary prospectus supplement, at the Time of Sale or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of the date of the related prospectus supplement or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading other than (x) the information incorporated therein by reference (including, without limitation, any Issuer Information), (y) the financial, statistical and numerical information contained therein and (z) that part of the Registration Statement that contains the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the 1934 Act, as to which in each case such counsel need make no statement.

          (e) Opinion of Counsel for the Seller. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of the Callister, Nebeker & McCullough, counsel for the Seller, in form and substance satisfactory to counsel for the Underwriters.

          (f) Opinion of Special Delaware Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards Layton & Finger, special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

               (i) The Trust has been duly formed and is validly existing as a business trust pursuant to the laws of the State of Delaware, 12 Del.
          C. ss.ss. 3801, et seq.

               (ii) The Trust Agreement authorizes the Trust to execute and deliver the Indenture, the Sale and Servicing Agreement, and the Administration Agreement, to issue the Certificates and the Notes and to grant the trust estate to the Indenture Trustee as security for the Notes.

               (iii) Assuming that the Certificates have been duly authorized, executed and issued by the Trust, the Certificates have been validly issued and are entitled to the benefits of the Trust Agreement.

               (iv) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as the Delaware Uniform Commercial Code, 6 Del. C. ss. 9-101 et seq. (the "Delaware UCC"), applies (without regard to conflict of laws principles) and, assuming that the security interests in that portion of the trust estate that consists of tangible chattel paper, as defined under the Delaware UCC, have been duly created and have attached, the Indenture Trustee has a perfected security interest in such tangible chattel paper and, assuming that the Delaware UCC search accurately lists all the financing statements filed naming the Trust as debtor and describing any portion of the trust estate consisting of such tangible chattel paper, the security interest of the Indenture Trustee will be prior to the security interest of all other creditors, subject to customary and usual exceptions.

               (v) No creditor of the Depositor or any Certificateholder shall have any right to obtain possession or, or otherwise legal or equitable remedies with respect to, the property of the Trust.

               (vi) Assuming that the Sale and Servicing Agreement conveys good title to the Trust Property referred to therein to the Trust as a true sale and not as a security arrangement, the Trust rather than the Depositor is the owner of the Trust Property.

               (vii) The Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

               (viii) The Offered Securities have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement and the Indenture, in the case of
          (i) the Notes, will be legal, valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms, and (ii) the Certificates, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (g) Opinion of Special Bankruptcy Counsel to the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, special bankruptcy counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy matters.

          (h) Opinion of Special Tax Counsel to the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, special tax counsel to the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that (i) for federal income tax purposes, the Notes will be considered debt and the Trust will not be an association taxable as a corporation and (ii) the statements in the Prospectus under the caption "Material Federal Income Tax Consequences", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

          (i) Opinion of Counsel for Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Pryor Cashman Sherman & Flynn LLP, counsel to the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

               (i) The Indenture Trustee has been duly incorporated and is validly existing as a banking association under the laws of the United States.

               (ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and has full power and authority to perform its obligations thereunder.

               (iii) The Indenture has been duly and validly authorized, executed and delivered by the Indenture Trustee and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights or by general principles of equity.

               (iv) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

          (j) Opinion of Counsel for Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards Layton & Finger, counsel to the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

               (i) The Owner Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the State of Delaware.

               (ii) The Owner Trustee has full corporate trustee power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

               (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

               (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding agreements of the Owner Trustee, enforceable against the Owner Trustee in accordance with their terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency and reorganization, generally, and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture and the Administration Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under, the Articles or By-laws of the Owner Trustee.

          (k) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

          (l) Reliance Letters. Counsel to the Depositor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby or in the Terms Agreement rendered to either Trustee or either Rating Agency.

          (m) Maintenance of Rating. At the Closing Time, the Notes shall be rated as set forth in the related Prospectus Supplement relating to the Offered Securities and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of the Depositor by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other securities of the Depositor.

          (n) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Offered Securities by a Rating Agency are conditioned upon the furnishing or the taking of any other actions by the Depositor, furnish such documents and take all such other actions.

          (o) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Offered Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

     Section 6. Representations and Warranties of the Underwriters.

          (a) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Depositor, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than (euro)43,000,000 and (C) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this Section 5(a), the expression an "offer of Offered Securities to the public" in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. "European Economic Area" means Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

          (b) Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Depositor that:

               (i) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") of Great Britain with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

               (ii) It has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Offered Securities in circumstances in which
          Section 21(1) of the FSMA does not apply to the Trust.

     Section 7. Free Writing Prospectuses; Delivery of Preliminary Prospectus.

          (a) The following terms have the specified meanings for purposes of this Agreement:

               (i) "Free Writing Prospectus" means and includes any information relating to the Offered Securities disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act.

               (ii) "Issuer Information" means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus (other than Underwriter Information) and (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information.

               (iii) "Derived Information" means such written information regarding the Offered Securities as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Securities that is disseminated by any Underwriter to a potential investor).

          (b) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Securities in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

          (c) The Depositor will not disseminate to any potential investor any information relating to the Offered Securities that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than the Preliminary Prospectus and the Prospectus, unless the Depositor has obtained the prior consent of the Representatives (which consent will not be unreasonably withheld).

          (d) Each Underwriter represents, warrants, covenants and agrees with the Depositor that, other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities
     Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus, (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Securities, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Offered Securities and the underwriters for one or more classes of Offered Securities, (3) the eligibility of the Offered Securities to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Offered Securities (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Offered Securities and (5) an Intex CDI file that contains only information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and that has been prepared by an Underwriter as described in the parenthetical to such footnote (each such written communication, an "Underwriter Free Writing Prospectus"); (ii) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Offered Securities pursuant to Rule 433(d)(5) under the Securities Act; (iii) each Underwriter shall provide the Depositor a true and accurate copy of each Free Writing Prospectus conveyed by it of the type referred to in Rule 433(d)(5)(ii) under the Securities Act no later than noon (Central Time) on the date of first use; and (iv) each Underwriter will be permitted to provide confirmations of sale. It is hereby acknowledged that no Underwriter Free Writing Prospectus has been prepared by or on behalf of the Trust or the Depositor for purposes of Rule 433(h)(1) or 433(h)(3) under the Securities Act.

          (e) The Depositor agrees to file with the Commission when required under the Securities Act the following:

               (i) subject to the Underwriters' compliance with Section 9(d), any Underwriter Free Writing Prospectus at the time required to be filed; and

               (ii) any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (f) Notwithstanding the provisions of Section 9(e), the Depositor will not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (g) The Depositor and the Underwriters each agree that any Free Writing Prospectuses prepared by it will contain the following legend:

          The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the Issuing Entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

          (h) The Depositor and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

          (i) In the event the Depositor becomes aware that, as of the Time of Sale, the Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), the Depositor shall promptly notify the Representatives of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representatives, prepare and deliver to the Underwriters a Corrected Prospectus.

          (j) If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to a purchaser of an Offered Security contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter will notify the Depositor thereof within one Business Day after discovery.

          (k) Provided that the Defective Free Writing Prospectus was the Preliminary Prospectus Free Writing Prospectus or contained Issuer Information, the Underwriter will, if requested by the Depositor:

               (i) Prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a "Corrected Free Writing Prospectus");

               (ii) Deliver the Corrected Free Writing Prospectus to each purchaser of an Offered Security which received the Defective Free Writing Prospectus prior to entering into an agreement to purchase any Offered Securities;

               (iii) Provide such purchaser with adequate disclosure of the existing contractual arrangement to purchase the Offered Securities;

               (iv) Provide such purchaser adequate disclosure of such person's rights under the existing contractual arrangement to purchase the Offered Securities at the time termination is sought; and

               (v) Provide such purchaser with a meaningful opportunity to elect to terminate or not terminate the existing contract of purchase and to elect to enter into or not enter into a new agreement to purchase the Offered Securities based on the information set forth in the Corrected Free Writing Prospectus.

          (l) Each Underwriter, severally, represents and agrees that it did not enter into any contract of sale for any Offered Securities prior to the Time of Sale.

     Section 8. Indemnification.

     (a) Indemnification of Underwriters. The Depositor agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including Rule 430B Information) or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto) or the Issuer Information or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Issuer Information distributed by any Underwriter;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d)) any such settlement is effected with the written consent of the Depositor; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

     provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Depositor. The Underwriters severally agree to indemnify and hold harmless the Depositor and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1993 Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Prospectus (or any amendment thereto), the Preliminary Prospectus (or any amendment thereto) or the Registration Statement, including Rule 430B Information, (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter expressly for use in the Registration Statement, including Rule 430 Information, (or any amendment thereto), such Preliminary Prospectus (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) in the Derived Information that does not arise out of an error, material misstatement or material omission in the information contained in the Preliminary Prospectus or in any computer tape in respect of the Offered Securities or the related receivables furnished by the Depositor to any Underwriter. The Underwriters respective obligations to indemnify pursuant to this Section are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in the Terms Agreement and not joint.

     As used herein, "Rule 430B Information" means any information included in the Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration statement pursuant to Rule 430B under the Securities Act.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b), counsel to the indemnified parties shall be selected by the Depositor, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other hand from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Depositor and the total underwriting discount and commission received by the Underwriters, bear to the aggregate initial offering price of the Offered Securities. The relative fault of the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission allocable to the Offered Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriters, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Depositor. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Offered Securities set forth opposite their respective names in the Terms Agreement and not joint. The obligations of the Depositor are in addition to any other liability it may otherwise have.

     Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Depositor and its Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Depositor and its Affiliates, and shall survive delivery of the Offered Securities to the Underwriters.

     Section 11. Termination of Agreement.

     (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities, (iii) if trading in any securities of the Depositor or any of its Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 8, 9 and 10 shall survive such termination and remain in full force and effect.

     Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Securities which it or they are obligated to purchase (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Offered Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in the Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Four World Financial Center, New York, New York 10080, attention Syndicate Department; notices to the Depositor shall be directed to Four World Financial Center, New York, New York 10080 attention President.

     Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Depositor and its respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Depositor and its respective successors and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal Underwriters any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Depositor and its respective successors, and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal Underwriters and for the benefit of no other person, firm or corporation. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not effect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Depositor in accordance with its terms.

                                        ML ASSET BACKED CORPORATION,
                                        as Depositor





                                        By:  /s/ Theodore F. Breck
                                             -------------------------
                                             Name:  Theodore F. Breck
                                             Title: President


CONFIRMED AND ACCEPTED,
as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
as Representative of the several Underwriters



By:  /s/ Christina Cotton
     ----------------------------
     Name:   Christina Cotton
     Title:  Authorized Signatory






                             Underwriting Agreement

                                                                       EXHIBIT A


                           ML ASSET BACKED CORPORATION
                                   (Depositor)

                                 Series _______


                                 TERMS AGREEMENT
                                 ---------------



                                                                _______ __, ____

To: ML Asset Backed Corporation, as Depositor under the Sale and Servicing Agreement dated as of _______ __, ____ (the "Sale and Servicing Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

Re:  Underwriting Agreement dated_______ __, ____.

     Title:   _______________  Asset-Backed Notes, Series _______.

     Principal Amount:  $__________________

     Terms of the Notes:

                               Original                     Interest Rate
          Class            Principal Amount                   or Formula
         -------     ---------------------------------     ----------------

            A                $_______________
                        (approximate; subject to a
                       variance of plus or minus 5%)

     Ratings:
     --------

          Class            Moody's            Fitch         Standard & Poor's
       -----------      ------------       -----------   -----------------------

            A
            B


     Terms of Sale: The purchase price payable by the Underwriters for the Offered Securities is _____% of the principal amount of the Offered Securities plus accrued interest at the related Interest Rate from the date of initial issuance.

     Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

     The Class ___ Notes issued pursuant to the Indenture and the Class ___ Certificates issued pursuant to the Trust Agreement are not subject to this Agreement.

     Underwriting Breakdown:
     ----------------------

                                                                           Class A                 Class B
                                                                    ----------------------  ----------------------
         Merrill Lynch, Pierce,  Fenner & Smith                     $_____________________  $_____________________
                     Incorporated.................................
         -----------------------------............................  $_____________________  $_____________________
                  Total                                             $_____________________  $_____________________

Underwriting Commissions:
------------------------

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

     Public offering price and/or method of determining price at which the Underwriters will sell the Notes:

                        Class A:               __________%
                        Class B:               __________%


Information Furnished by the Underwriters
-----------------------------------------

     For purposes of Section 1(a)(i) and Section 8(b) of the Underwriting Agreement the information in the Prospectus (or any amendment thereto), or the Preliminary Prospectus or the Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters shall be limited to the following: [ ]

     Loans: The motor vehicle installment sales contracts and loans (the "Loans") sold by the Seller to the Depositor pursuant to the Receivables Purchase Agreement, dated as of _______ __, ____, between the Depositor, as purchaser, and MLBUSA, as seller, and conveyed by the Depositor to the Trust pursuant to the Sale and Servicing Agreement, are more fully described in Exhibit A to the Sale and Servicing Agreement.

     Closing Time: 10:00 a.m., New York time, on or about ______ __, ____, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of ____________ at ________________________________.

     Time of Sale: 4:00 p.m. New York time on June 8, 2007.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED
                                   as Representative of the several Underwriters



                                   By: _________________________________________
                                       Name:
                                       Title:



CONFIRMED AND ACCEPTED
as of the date first written:

ML ASSET BACKED CORPORATION,
as Depositor



By:________________________________
    Name:
    Title: